Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

RUSSELL THIELE and JEFFREY	)
EDELMAN, Derivatively on Behalf of	)
AMNEAL PHARMACEUTICALS,	)
INC.,	)

Plaintiffs,	)
)
v.	)	C.A. No. 2022-0272-LWW
)
KASHIV BIOSCIENCES, LLC,	)
CHINTU PATEL, CHIRAG PATEL,	)
GAUTAM PATEL, J. KEVIN BUCHI,	)
JEFF GEORGE, JOHN KIELY, and	)
SHLOMO YANAI,	)
)
Defendants,	)
)
-and-)
)
AMNEAL PHARMACEUTICALS,	)
INC., a Delaware Corporation,	)
)
Nominal Defendant.	)

NOTICE OF PENDENCY OF SETTLEMENT

OF DERIVATIVE ACTION

TO:	ALL CURRENT STOCKHOLDERS OF AMNEAL PHARMACEUTICALS, INC.

(“AMNEAL” OR THE “COMPANY,” TRADING SYMBOL: AMRX)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A LAWSUIT AND CONTAINS IMPORTANT INFORMATION. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY OF THE PROPOSED SETTLEMENT, OR FROM PURSUING THE RELEASED CLAIMS DEFINED HEREIN.

BECAUSE THIS ACTION WAS BROUGHT AS A DERIVATIVE ACTION ON BEHALF AND FOR THE BENEFIT OF AMNEAL, THE BENEFITS FROM THE SETTLEMENT WILL GO TO AMNEAL. INDIVIDUAL COMPANY STOCKHOLDERS WILL NOT RECEIVE ANY DIRECT PAYMENT FROM THE SETTLEMENT. IF YOU DO NOT OBJECT TO THE TERMS OF THE PROPOSED SETTLEMENT DESCRIBED IN THIS NOTICE, YOU DO NOT NEED TO TAKE ANY ACTION.

I.	WHY ARE YOU RECEIVING THIS NOTICE?

The purpose of this notice (the “Notice”) is to inform you of a proposed settlement (the “Settlement”) of the above-captioned action (the “Action”) pending in the Court of Chancery of the State of Delaware (the “Court”) and of a hearing to be held on July 25, 2023 at 11:00 a.m., in the Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or by telephonic or video means as may be designated by the Court) (the “Settlement Hearing”). The purpose of the Settlement Hearing is to: (a) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation and Agreement of Settlement dated May 2, 2023 (the “Stipulation” or “Settlement Agreement”),1 is fair, reasonable and adequate and in the best interests of Amneal and its stockholders; (b) determine whether the Court should enter an Order and Judgment as provided in the Stipulation and releasing the Plaintiffs’ Released Claims and Defendants’ Released Claims; (c) hear the application by Plaintiffs’ counsel for an award of attorneys’ fees and reimbursement of litigation expenses and Plaintiffs’ service awards; (d) hear and determine any objections to the Settlement or the application by Plaintiffs’ Counsel for an award of attorneys’ fees and expenses; and (e) rule on such other matters as the Court may deem appropriate.

This Notice describes the rights you may have under the Stipulation and what steps you may, but are not required to, take concerning the proposed Settlement. If the Court approves the Settlement, the parties will ask the Court to approve the Final Order and Judgment that would end the Action.

[1]	Unless otherwise defined herein, capitalized terms used in this Notice shall have the meanings assigned to them in the Stipulation.

II.	BACKGROUND TO THE ACTION AND THE SETTLEMENT

THE FOLLOWING DESCRIPTION OF THE ACTION HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. IT IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF ANY FINDINGS OF FACT, AND THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS. NOR SHOULD THE FOLLOWING DESCRIPTION BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

Plaintiffs Russell Thiele and Jeffrey Edelman are current stockholders of Amneal. Nominal defendant Amneal, a Delaware corporation with its headquarters in New Jersey, is a pharmaceutical company that specializes in the development, manufacturing, marketing, and distribution of generic and branded specialty pharmaceutical products. Defendant Kashiv Biosciences, LLC (“Kashiv”), a Delaware corporation with its headquarters in New Jersey, is a privately held biopharmaceutical company. Defendants J. Kevin Buchi, Jeff George, John Kiely, Shlomo Yanai, (collectively, the “Conflicts Committee Defendants”) and Defendants Chintu Patel, Chirag Patel, and Gautam Patel (collectively, the “Amneal Group Defendants,” and collectively with the Conflicts Committee Defendants and Kashiv, the “Defendants”) are members of the Amneal Board of Directors. Messrs. Buchi, George, Kiely, and Yanai are also members of the Amneal Board of Directors’ Conflicts Committee (the “Conflicts Committee”).

On March 22, 2022, Plaintiffs filed a Verified Stockholder Derivative Complaint (the “Complaint”) in which they assert on Amneal’s behalf breach of fiduciary duty and related claims against Defendants stemming from Amneal’s acquisition of a 98% interest in Kashiv Specialty Pharmaceuticals, LLC (“KSP”), a business division of Kashiv, which closed on April 5, 2021 (the “KSP Transaction”). The KSP Transaction was a “Related Person Transaction” under Amneal’s Related Person Transaction Policy and Procedures because members of the “Amneal Group,” Amneal’s controlling stockholder group, also hold an equity interest in Kashiv. As a result, the KSP Transaction was negotiated by the Conflicts Committee. The gravamen of the Complaint is that the KSP Transaction, as agreed to by the Conflicts Committee, was unfair. Before bringing their Complaint, Plaintiffs sought books and records of Amneal concerning the KSP Transaction. In response to these requests, Amneal produced to Plaintiffs approximately fourteen hundred pages of documents, which Plaintiffs’ Counsel reviewed and utilized in drafting the Complaint.

On June 3, 2022, Amneal and the Defendants filed motions to dismiss the Complaint, and opening briefs in support thereof, including on the grounds that Plaintiffs failed to properly plead their standing to assert claims on behalf of Amneal under Court of Chancery Rule 23.1 and that, in any event, the Complaint should be dismissed for failing to state claims under Court of Chancery Rule 12(b)(6). Thereafter, on July 29, 2022, Plaintiffs filed a Verified Amended Stockholder Derivative Complaint (the “Amended Complaint”) against Defendants advancing similar claims.

On September 23, 2022, Amneal and the Defendants filed motions to dismiss the Amended Complaint, and opening briefs in support thereof, including on the grounds that Plaintiffs failed to properly plead their standing to assert claims on behalf of Amneal under Court of Chancery Rule 23.1 and that, in any event, the Amended Complaint should be dismissed for failing to state claims under Court of Chancery Rule 12(b)(6). On December 9, 2022, Plaintiffs filed an answering brief in opposition to the motions to dismiss. On January 20, 2023, Defendants filed reply briefs in further support of their motions to dismiss.

Prior to argument on Defendants’ motions to dismiss, on March 13 and 14, 2023, the Parties attended a mediation session with the Honorable Joseph R. Slights III of Wilson Sonsini Goodrich & Rosati, a former Vice Chancellor of the Delaware Court of Chancery with extensive experience presiding over and mediating complex business disputes, including stockholder derivative actions brought in the Court. As a result of the mediation, the Parties reached an agreement providing for the settlement of Plaintiffs’ claims against Defendants and memorialized the terms of their agreement in a term sheet.

On May 12, 2023, the Parties entered into the Stipulation, which sets forth the terms and conditions of the Settlement.

On May 15, 2023, the Court entered the Scheduling Order providing for, among other things, the scheduling of the Settlement Hearing and the distribution of this Notice.

THE COURT HAS NOT DETERMINED THE MERITS OF PLAINTIFFS’ CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW BY THE DEFENDANTS AND AMNEAL OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE ACTION WAS NOT SETTLED.

III.	WHAT ARE THE TERMS OF THE SETTLEMENT?

THIS NOTICE INCLUDES ONLY A SUMMARY OF THE SETTLEMENT TERMS AND CONDITIONS AND DOES NOT PURPORT TO BE A COMPREHENSIVE DESCRIPTION. THE COMPLETE TERMS AND CONDITIONS OF THE SETTLEMENT ARE SET FORTH IN DETAIL IN THE STIPULATION AND THE EXHIBITS FILED THERETO, WHICH HAVE BEEN FILED WITH THE COURT.

The proposed Settlement confers financial, corporate governance, and other benefits upon Amneal. Because the Action was brought derivatively by Plaintiffs on behalf of Amneal, the benefits of the Settlement will go directly to the Company.

Financial Benefits

In consideration of the proposed Settlement, Amneal and Kashiv shall enter into an Amendment No. 1 to the Membership Interest Purchase Agreement dated January 11, 2021 by and between Kashiv and Amneal Pharmaceuticals LLC attached as Exhibit D to the Stipulation (the “Royalty Reduction Amendment”). The January 11, 2021 Membership Interest Purchase Agreement is attached as Exhibit F to the Stipulation.

Pursuant to the Royalty Reduction Amendment, Kashiv (including, as applicable, its successors and assigns) shall reduce the royalties it is owed by Amneal under the Purchase Agreement by 1.15% (e.g., for illustrative purposes only, a 7% royalty would be reduced to 5.85%) (the “Royalty Reduction”) for the products known as K114, K128, and K131 (collectively, the “Products”), provided however, that when the aggregate payment to Amneal from the Royalty Reduction reaches $11.5 million in net present value as of the date of Court approval of the Settlement (the “Cap”), the royalty rates for the Products will return to the original rates under the Purchase Agreement.

When a royalty payment is to be made from Amneal to Kashiv based on sales for one or more of the Products, for purposes only of determining the time at which the Cap has been reached (i) the royalty payment amount will be discounted from the date of payment using a weighted average cost of capital of 10.5%, and (ii) the resulting net present value of such royalty payment as of March 27, 2023 will then be subtracted from the Cap such that the Cap decreases with every royalty payment based on sales for one or more of the Products. Amneal will report any reduction in the Cap made in connection with the foregoing mechanism to the Conflicts Committee on a quarterly basis.

Corporate Governance Benefits

Additionally, Defendants have agreed that the Conflicts Committee will adopt, implement, and maintain certain corporate governance changes as set forth in the Stipulation. These corporate governance changes will remain in place until the earlier of a Transformative Transaction or three (3) years from the date of the Settlement Agreement, unless otherwise noted:

i.

The Conflicts Committee shall engage and work with independent Delaware counsel to advise on all Related Person Transactions until the earlier of a Transformative Transaction or five (5) year anniversary of the Settlement Agreement;

ii.

The Conflicts Committee shall require that all Qualifying RPTs be subject to the affirmative vote of holders of a majority of the outstanding shares of Amneal common stock not beneficially owned by the Amneal Group. A Qualifying RPT shall be a proposed sale or purchase of a Related Person’s business through a single transaction or a series of related transactions where the offering price proposed by the related party for the business is, in the good-faith determination of the Conflicts Committee, equal to or in excess of $100 million; and

iii.

Decision-making by the Conflicts Committee regarding Related Person Transactions under consideration by the Conflicts Committee shall occur during formal Conflicts Committee meetings and be reflected in minutes taken in accordance with the Conflicts Committee’s standard practice.

Other Benefits

Amneal acknowledges and agrees that the pendency of the Action was a substantial factor in causing Amneal to add Deborah M. Autor, who is deemed independent under NYSE listing standards, to join the Amneal Board of Directors (the “Amneal Board”) as its eleventh director and appointing Ms. Autor to the Amneal Board’s Conflicts Committee as its fifth member.

IV.	WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

If the Settlement is approved, the Court will enter a Final Order and Judgment dismissing the Action with prejudice. Pursuant to the Final Order and Judgment, and upon the Effective Date of the Settlement, the following releases will occur:

a)	Plaintiffs’ Releasors and Amneal shall fully, finally, and forever release and discharge each and all of the Defendant Releasees from any and all of Plaintiffs’ Released Claims.

b)	Defendants’ Releasors and Amneal shall fully, finally, and forever release and discharge each and all of the Plaintiff Releasees from any and all of Defendants’ Released Claims.

Releases Include Unknown Claims

The Releasing Parties shall be deemed to have waived any and all provisions, rights, and benefits conferred by any law of the United States, any law of any state, or principle of common law that governs or limits a person’s release of Unknown Claims to the fullest extent permitted by law. The Releasing Parties shall be deemed to relinquish, to the full extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Releasing Parties shall also be deemed to have waived any and all provisions, rights, and benefits conferred by any law of any state of the United States or principle of common law that is similar, comparable, or equivalent to California Civil Code Section 1542. The Releasing Parties acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of the contemplated releases, but that it is their intention to fully, finally, and forever settle and release any and all claims released hereby, known or unknown, suspected or unsuspected, which now exist or heretofore existed, from the beginning of time to the Effective Date, without regard to the subsequent discovery or existence of such additional or different facts, to the fullest extent permitted by law.

Definitions

The Stipulation defines these capitalized terms as follows:

“Defendant Releasees” shall mean each Defendant and Amneal, and each of their respective affiliates, and the officers, directors, employees, and equity holders of each Defendant and Amneal and their affiliates, and each of their respective predecessors, successors, Immediate Family members, partners, insurers, representatives, attorneys (including Defendants’ Counsel), auditors, and accountants, in their capacities as such.

“Defendants’ Released Claims” shall mean any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, and controversies of any kind, nature, or description whatsoever, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including known claims and Unknown Claims (as defined below), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including claims within the exclusive jurisdiction of the federal courts), arising out of or relating to the Action through the date of this Stipulation, including, without limitation, all actions taken by Plaintiffs or Plaintiffs’ Counsel in connection with the initiation, prosecution, and settlement of the Action through the date of this Stipulation. For the avoidance of doubt, Defendants’ Released Claims (i) do not include any claims against Amneal or any of its insurers, co-insurers, or reinsurers for advancement or indemnity of their legal fees, costs, and expenses incurred in connection with the Action and this Settlement, or any claims that any Defendant or Amneal may have against any of their respective insurers, coinsurers, or reinsurers, to the extent such claims are not otherwise released pursuant to other documentation, and (ii) do not include any claims against Kashiv and its insurer, co-insurer and reinsurers for advancement or indemnity of their legal fees (including attorneys’ fees), costs, and expenses incurred in connection with the Action and this Settlement.

“Defendants’ Releasors” shall mean each Defendant, and each of their respective heirs, successors, transferees, and assigns.

“Plaintiffs’ Released Claims” shall mean any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including known claims and Unknown Claims (as defined below), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including claims within the exclusive jurisdiction of the federal courts), that are, have been, could have been, could now be, or could, can, or might be asserted, in the Action or in any other court, tribunal, or proceeding by Plaintiffs or any other Amneal stockholder derivatively on behalf of Amneal, or by Amneal directly, against any of the Defendants’ Releasees, which, now or hereafter, are based upon, arise out of, or relate to any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims, or any other matters directly or indirectly related to the KSP Transaction or the Action and the settlement thereof, except for claims relating to the enforcement of the Settlement and for any claims that any Defendant or Amneal may have for advancement or indemnity of their legal fees, costs, and expenses incurred in connection with the Action and this Settlement, or any claims that any Defendant or Amneal may have against any of their respective insurers, co-insurers, or reinsurers, to the extent such claims are not otherwise released pursuant to other documentation. For the avoidance of doubt, the Plaintiffs’ Released Claims do not include any claims based on conduct after the Effective Date.

“Plaintiff Releasees” shall mean each Plaintiff, each other Company Stockholder, and each of their respective trustees, officers, directors, employees, agents, advisors, experts, and attorneys (including Plaintiffs’ Counsel), in their capacities as such.

“Plaintiffs’ Releasors” shall mean each Plaintiff, each other Company Stockholder, and each of their respective parents, subsidiaries, affiliates, controlling persons, heirs, successors, transferees, and assigns.

“Releasing Parties” shall mean Plaintiffs’ Releasors and Defendants’ Releasors, collectively.

“Unknown Claims” are claims that the Releasing Parties did not know or suspect to exist at the time of the release, which, if known, might have affected the decision to enter into this Stipulation.

V.	WHAT ARE THE REASONS FOR SETTLING THE ACTION?

The Settlement reflects the results of the parties’ negotiations, agreement as to which was only reached after arm’s-length negotiations between the parties to the Action who were all represented by counsel with extensive experience and expertise in stockholder derivative litigation.

Plaintiffs commenced the Action in good faith and continue to believe that their derivative claims have legal merit, and Plaintiffs’ entry into the Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. Plaintiffs and Plaintiffs’ Counsel have determined that the terms of the Settlement confer substantial benefits on Amneal, and are fair, reasonable, adequate, and in the best interests of the Company and its stockholders and that it is reasonable to pursue a settlement of the Action based upon the terms and procedures outlined herein.

Amneal and Defendants have denied, and continue to deny, Plaintiffs’ contention that they have standing to pursue these claims under Court of Chancery Rule 23.1 and any and all allegations of wrongdoing, fault, liability, or damage in the Action. Without limiting the foregoing, Amneal and Defendants have denied, and continue to deny, among other things, Plaintiffs’ contention that pre-suit demand on the Amneal Board was futile and that Plaintiffs had standing to pursue the Action on behalf of Amneal and that Defendants breached fiduciary duties or were unjustly enriched, in connection with or as a result of the KSP Transaction. The Conflicts Committee Defendants have maintained, and continue to maintain, that the KSP Transaction was the product of arm’s-length bargaining, their advisors on the KSP Transaction were independent, the process they ran in connection with the KSP Transaction was fair, the price they ultimately agreed to pay for KSP was fair, and the KSP Transaction continues to create substantial value for Amneal and its shareholders. The Conflicts Committee Defendants and the Amneal Group Defendants have asserted, and continue to assert, that, at all relevant times, they acted in good faith and in a manner that they reasonably believed to be in the best interests of Amneal and its stockholders. Defendants, including Kashiv, are entering this Stipulation and Settlement solely to eliminate the expense, distraction, disruption, burden, and risk of further litigation in connection with this matter.

Amneal is entering into the Stipulation and Settlement solely because it believes the proposed settlement is fair and reasonable, is advisable and in the best interests of the Company and its stockholders and confers substantial benefits on Amneal and its stockholders, and, at the same time, believe that it eliminates the expense, distraction, disruption, burden, and risk of further litigation in connection with this matter.

VI.	HOW WILL THE ATTORNEYS BE PAID?

After agreeing to the terms of the Settlement and the Stipulation other than with respect to the amount of any attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel, Plaintiffs’ Counsel and Defendants separately negotiated and reached agreement regarding the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel. Plaintiffs and Defendants did not discuss the appropriateness or amount of attorneys’ fees and expenses at any time prior to reaching binding agreement on the terms of the Settlement, and the Parties understood at all times that the Settlement was not contingent upon agreement or payment of any attorneys’ fees and expenses to Plaintiffs’ Counsel.

In recognition of Plaintiffs’ Counsel’s role in the initiation, prosecution, and resolution of the Action, Amneal has agreed to pay an award of attorneys’ fees and expenses to Plaintiffs’ Counsel not to exceed $2,000,000, subject to Court approval (the “Fee and Expense Amount”). Upon Court approval, the Fee and Expense

Amount will be paid by Amneal. This Fee and Expense Amount includes the fees and expenses incurred by Plaintiffs’ Counsel in connection with the prosecution and settlement of the Action. Plaintiffs’ Counsel may apply to the Court for a service award not to exceed $2,500 to each of the Plaintiffs, payable out of any Fee and Expense Amount that may be awarded by the Court. Plaintiffs’ Counsel will not seek fees or expenses from the Court in excess of the agreed-to amount, and Plaintiffs’ Counsel will not make an application for attorneys’ fees or expenses in any other jurisdiction. Except as otherwise provided in the Stipulation, each of the Parties shall bear his, her, or its own fees, costs, and expenses.

VII.	WHEN WILL THE SETTLEMENT HEARING TAKE PLACE?

The Court has scheduled a Settlement Hearing to be held on July 25, 2023 at 11:00 a.m., in the Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or by telephonic or video means as may be designated by the Court). At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, whether the Fee and Expense Amount should be approved, and whether the Action should be dismissed with prejudice by entry of the Final Order and Judgment pursuant to the Stipulation. The Court will also hear and determine objections, if any, to the proposed Settlement and the Fee and Expense Amount and rule on such other matters as the Court may deem appropriate. The Court may adjourn the Settlement Hearing from time to time without further notice to anyone other than the Parties and any Objectors (as defined below). The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the Parties and without further notice.

VIII.	DO I HAVE A RIGHT TO APPEAR AND OBJECT?

Any stockholder of Amneal who continues to own shares of the Company’s common stock as of the date of the Settlement Hearing and who objects to the Settlement, the proposed Final Order and Judgment to be entered, and/or the Fee and Expense Amount, and who wishes to be heard (an “Objector”), may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Order and Judgment to be entered thereon, unless he, she, or it has, no later than fourteen (14) calendar days before the Settlement Hearing filed with the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, and served upon counsel listed below, the following: (i) proof of current ownership of Amneal stock; (ii) a written notice of the Objector’s intention to appear that states the Objector’s name, address, and telephone number and, if represented, the Objector’s counsel; (iii) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard; and (iv) all documents or writings which the Objector desires the Court to consider. Such filings must be served upon the following counsel by hand delivery or overnight mail, or the Court’s electronic filing and service system:

ASHBY & GEDDES, P.A.

Stephen E. Jenkins (No. 2152)

F. Troupe Mickler IV (No. 5361)

500 Delaware Avenue, 8th Floor

P.O. Box 1150

Wilmington, DE 19801

(302) 654-1888

Attorneys for Plaintiffs Russell

Thiele and Jeffrey Edelman

POTTER ANDERSON & CORROON LLP

Peter J. Walsh, Jr. (No. 2437)

Nicholas D. Mozal (No. 5838)

1313 N. Market Street

Hercules Plaza, 6th Floor

Wilmington, DE 19801

(302) 984-6000

Attorneys for J. Kevin Buchi, Jeff George, John Kiely, Shlomo Yanai, and Amneal Pharmaceuticals, Inc.

ROSS ARONSTAM & MORITZ LLP

Bradley R. Aronstam (No. 5129)

R. Garrett Rice (No. 6242)

A. Gage Whirley (No. 6707)

1313 N. Market Street, Suite 1001

Wilmington, DE 19801

(302) 576-1600

Attorneys for Kashiv Biosciences,

LLC

ABRAMS & BAYLISS LLP

A. Thompson Bayliss (No. 4379)

Matthew L. Miller (No. 5837)

20 Montchanin Road, Suite 200

Wilmington, DE 19807

(302) 778-1000

Attorneys for Chintu Patel,

Chirag Patel, and Gautam Patel

Unless the Court orders otherwise, any Person who fails to object in the manner prescribed above shall be deemed to have waived and forfeited such objection (including the right to appeal), be barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Order and Judgment to be entered approving the Settlement, or any award of attorneys’ fees and expenses, and shall forever be barred from raising such objection in the Action, or any other action or proceeding, or otherwise contesting the Settlement or the Fee and Expense Amount, and will otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

IX.	ORDER AND JUDGMENT

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate, and in the best interests of the Company and its stockholders, the parties to the Action will ask the Court to enter the Order and Judgment, which will, among other things:

a.	approve the Settlement as fair, reasonable, adequate, and in the best interests of Amneal and its stockholders and direct consummation of the Settlement in accordance with its terms and conditions;

b.	determine that the requirements of the rules of the Court and due process have been satisfied in connection with this Notice; and

c.	dismiss the Action with prejudice on the merits and grant the releases more fully described above in accordance with the terms and conditions of the Stipulation.

X.	HOW DO I GET ADDITIONAL INFORMATION?

This Notice summarizes the proposed Settlement. It is not a complete statement of the events of the Action or the terms and conditions of the Stipulation. For additional information about the Action and the Settlement, please refer to the documents filed with the Court, including the Stipulation. The Stipulation is also available on the “Investor Relations” page of the Company’s website (http://investors.amneal.com). You may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801. The Clerk’s office will not mail copies of documents to you. For more information concerning the Settlement, you may also call or write to the counsel referenced in Section VIII hereto.

PLEASE DO NOT WRITE TO OR CALL THE COURT.

BY ORDER OF THE COURT

Dated:	May 16, 2023	/s/ Tamara Burton
Register in Chancery

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